UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☑     Soliciting Material Pursuant to §240.14a-12
WEATHERFORD INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     Pursuant to an order of the Supreme Court of Bermuda, on January 16, 2009, Weatherford International Ltd. published the following notice in the Wall Street Journal (Global) and the Royal Gazzette (in Bermuda).
NOTICE OF COURT MEETING OF SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO. 310
IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.
AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981
NOTICE OF MEETING OF
WEATHERFORD INTERNATIONAL LTD.
SHAREHOLDERS
TO BE HELD AT 9:00 A.M.
FEBRUARY 17, 2009
To the holders of common shares of Weatherford International Ltd.
Notice is hereby given that, by an order dated December 18, 2008 made in the above matter, the Supreme Court of Bermuda has directed a meeting to be convened of the holders of common shares of Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, (“Weatherford-Bermuda”) at its corporate offices at 515 Post Oak Blvd., Room 604, Houston, Texas, beginning at 9:00 a.m., local time, on February 17, 2009 to vote on the following proposals:
1.	to approve the share exchange transaction to be effected by the scheme of arrangement in connection with a share exchange agreement between Weatherford-Bermuda and Weatherford International Ltd., (“Weatherford-Switzerland”) a corporation newly incorporated under the laws of Switzerland and a direct, wholly-owned subsidiary of Weatherford-Bermuda, pursuant to which each holder of common shares of Weatherford-Bermuda issued and outstanding immediately before the transaction will transfer such common shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf of and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. As a result of the Scheme of Arrangement, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland;

2.	on a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement described above; and

3.	on any other matters that properly come before the meeting and any adjournments or postponements of the meeting.
     Weatherford-Bermuda has established the close of business on December 15, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.
     Holders of common shares of Weatherford International Ltd are cordially invited to attend the meeting. However, to ensure representation at the meeting, it is requested that holders of common shares provide their proxy by telephone, the Internet or by signing and returning the proxy card in the postage-paid envelope enclosed with the proxy-statement at their earliest convenience, whether or not they plan to attend. Holders of common shares, who are present at the meeting, may revoke their proxy and vote in person.
     By the order referenced above, the Supreme Court of Bermuda has appointed Mr. Bernard Duroc-Danner or failing him Mr. Burt M. Martin, or failing him any director or executive officer as of the date of the order to act as the chairman of the meeting and has directed the chairman of the meeting to report the results thereof to the Supreme Court of Bermuda. The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Supreme Court of Bermuda which shall be heard on or about February 20, 2009 at 9.30 a.m.
By Order of the Board of Directors
Burt M. Martin
Secretary
January 15, 2009
     In connection with the proposed transaction described above, Weatherford filed a proxy statement with the Securities and Exchange Commission on January 15, 2009. Investors and security holders are advised to read the proxy statement, which contains important information about the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, 515 Post Oak Blvd., Houston, Texas 77027 or (713) 693-4000.
     Weatherford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed transaction. Information about these persons is set forth in Weatherford’s proxy statement relating to its 2008 Annual Meeting of Shareholders, as filed with the SEC on April 28, 2008. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Weatherford’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, which have been or will be filed with the SEC.